UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2014

(Date of earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, zip code)

661-723-7723

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

On May 15, 2014, Simulations Plus, Inc., a California corporation (the “Company”) entered into a Termination and Non-Assertion Agreement (the “Agreement”) with TSRL, Inc., a Michigan corporation (“TSRL”). Under the terms of the Agreement the Company and TSRL agreed to terminate that certain Exclusive Software Licensing Agreement dated June 30, 1997 (the “License Agreement”), under which TSRL licensed to the Company certain Software Technology and Databases (as defined in the License Agreement), and pursuant to which the Company paid royalties to TSRL.

Pursuant to the Agreement, TSRL has relinquished any rights and claims to any GastroPlus Products (as defined in the Agreement), and to any claims to royalties or other payments under the License Agreement. Pursuant to the Agreement, the Company agreed not to assert any claims against TSRL or its affiliates on account of the development, marketing, sale or use by TSRL or its affiliates of any content licensed by TSRL to the Company pursuant to the License Agreement, provided that the foregoing does not apply to any development, marketing, sale or use of GastroPlus Products by TSRL, its affiliates, licensees, or direct or indirect customers or distributors.

Under the Agreement the Company will pay TSRL total consideration of $6,000,000 as follows: a) by May 20, 2014, $3,500,000 (comprised of cash in the amount of $2,500,000 and the issuance of $1,000,000 worth of the Company’s common stock (164,745 shares of the Company’s common stock based upon the April 25, 2014 closing price per share of the Company’s common stock of $6.07 per share), b) $750,000 payable on or before April 25, 2015, c) $750,000 payable on or before April 25, 2016, and d) $1,000,000 payable on or before April 25, 2017. The Company’s payment obligations described above are non-interest bearing.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On May 19, 2014, the Company, issued a press release announcing that it has entered into the Agreement with TSRL.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

___________

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 (the “Item 7.01 Information”) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

By providing the Item 7.01 Information, the Company makes no admission as to the materiality of the Item 7.01 Information. The Item 7.01 Information is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the Item 7.01 Information, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits

10.1	Termination and Non-Assertion Agreement, dated May 15, 2014, by and between the Company and Therapeutic Systems Research Laboratories.

99.1	Press release issued on May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: May 19, 2014	By:	/s/ John R. Kneisel
John R. Kneisel
Chief Financial Officer

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